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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           DICKIE WALKER MARINE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         33-0931599
  (State of incorporation)                                (IRS Employer
      or organization)                                 Identification No.)

1414 S. Tremont Street, Oceanside, CA                        92054
(Address of principal executive offices)                   (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: No. 333-82532

         Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                     --------------------------------------
                                (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT



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Item 1.  Description Of Registrant's Securities To Be Registered

         Dickie Walker Marine, Inc. (the "Registrant") is registering its Common Stock, $.001 par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 as originally filed with the Securities and Exchange Commission on February 11, 2002, and as amended from time to time thereafter (Registration No. 333-82532), which Registration Statement is incorporated herein by reference.

Item 2.  Exhibits

         The following exhibits are incorporated herein by reference to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on February 11, 2002, as amended (Registration No. 333-82532)


2.1 Form of Agreement and Plan of Merger between Dickie Walker Marine, Inc., a California corporation, and Dickie Walker Marine, Inc., a Delaware corporation

3.1a Articles of Incorporation for Montiel Marketing Group, Inc. as filed with the California Secretary of State on October 10, 2000

3.1b Certificate of Amendment to the Articles of Incorporation as filed with the California Secretary of State on February 16, 2001

3.1c Certificate of Incorporation for Dickie Walker Marine, Inc. as filed with the Delaware Secretary of State on February 4, 2002

3.2a Bylaws of Montiel Marketing Group, Inc., a California corporation, as adopted by its Board of Directors on October 10, 2000

3.2b Amended and Restated Bylaws of Dickie Walker Marine, Inc., a Delaware corporation, as adopted by its Board of Directors on May 1, 2002

4.1      Specimen Certificate for $.001 par value common stock

4.2      Form of Representative's Warrant

4.3      Placement Agent's Warrant

4.4      Form of Investor Note from 2001 Private Placement

10.7     2002 Equity Incentive Plan

10.11    Form of Stockholder Rights Agreement



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             DICKIE WALKER MARINE, INC.
                                             --------------------------
                                             (Registrant)



Date:  May 15, 2002                          By: /s/ Julia Sargent Knudsen
                                                Julia Sargent Knudsen, President